UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/15/2012

Kraft Foods Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-16483

Virginia	52-2284372
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Three Lakes Drive, Northfield, IL 60093-2753
(Address of principal executive offices, including zip code)

(847) 646-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 15, 2012, we announced the nomination of Terry J. Lundgren and Jorge S. Mesquita to Kraft Foods Inc.'s Board of Directors for election at our Annual Meeting of Shareholders to be held on May 23, 2012. We also announced that current directors Ajaypal S. Banga and Richard A. Lerner, M.D. will not stand for re-election when their terms expire at our Annual Meeting due to their other commitments. Mr. Banga's and Mr. Lerner's decisions not to stand for re-election are not the result of any disagreement with management or the Board related to our operations, policies or practices.

A copy of our press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) The following exhibit is being filed with this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraft Foods Inc.

Date: March 15, 2012	By:	/s/ Carol J. Ward
Carol J. Ward
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Kraft Foods Inc. Press Release, dated March 15, 2012.